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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Foundation Health Systems, Inc. on Form S-8 of our report dated March 27, 1998, appearing in the Annual Report on Form-10K of Foundation Health Systems, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

Los Angeles, California
December 1, 1998